Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REED ELSEVIER PLC CONSOLIDATED FINANCIAL STATEMENTS
We consent to the incorporation by reference in Registration Statement Nos. 333-08542, 333-12666 and 333-143605 on Form S-8 and in Registration Statement No. 333-155717 on Form F-3 of our reports dated February 17, 2010 relating to the consolidated financial statements of Reed Elsevier PLC and the effectiveness of Reed Elsevier PLC’s internal control over financial reporting appearing in this Annual Report on Form 20-F of Reed Elsevier PLC and Reed Elsevier NV for the year ended December 31, 2009.
We also consent to the reference to us under the headings “Selected Financial Data”.
/s/ Deloitte LLP
London, United Kingdom
March 18, 2010